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                                                             EXHIBIT 16


                               February 15, 1996


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington DC 20549


                   Tuscarora Incorporated - File No. 0-17051
                   -----------------------------------------


Gentlemen:

    We have read Item 4 included in the Form 8-K dated February 15, 1996 of Tuscarora Incorporated filed with the Securities and Exchange Commission and are in agreement with the statements contained in paragraphs (c), (d) and
(e) therein.


                                                 Very truly yours,


                                                 /s/ S. R. SNODGRASS, A.C.
                                                 -------------------------
                                                     S. R. Snodgrass, A.C.

/cas